EXHIBIT 10.1

                             PALLET LOGISTICS, INC.

                             1996 STOCK OPTION PLAN

Section 1.     PURPOSE

        The Pallet Logistics, Inc. 1996 Stock Option Plan (the "Plan") (i) authorizes the Committee to grant to Employees and Consultants of the Corporation and its Subsidiaries options to acquire Common Stock of the Corporation; and (ii) provides for the automatic grant of options to Outside Directors of the Corporation in accordance with the terms specified herein.

Section 2.     DEFINITIONS

        Unless the content clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

        (a) "Board" shall mean the Board of Directors of the Corporation.

        (b) "Cause" shall mean (i) Grantee's willful, material and irreparable breach of any agreement which governs the terms and conditions of his employment; (ii) Grantee's gross negligence or gross incompetence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of such negligence) of any of Grantee's material duties and responsibilities; (iii) Grantee's dishonesty, fraud or misconduct with respect to the business or affairs of Corporation or any Subsidiary; (iv) Grantee's conviction of a felony crime; or (v) chronic alcohol abuse or illegal drug abuse by Grantee.

        (c) A "Change in Control" of the Corporation shall occur when: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Corporation immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; (iii) the Corporation is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in aggregate by former stockholders of the Corporation; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Corporation representing 50% or more of the combined voting power of the corporation's then outstanding voting securities; or (v)
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        the Corporation transfers substantially all of its assets to another corporation which is not controlled by the Corporation.

        (d) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

        (e) "Committee" shall mean the Board , or any Committee of two or more Directors that may be designated by the Board to administer the Plan. If a Committee is designated by the Board, all of the Committee's members shall be Non-Employee Directors.

        (f) "Consultant" shall mean any person who is engaged to perform services for the Corporation or its Subsidiaries, other than as an Employee or Director.

        (g) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

        (h) "Corporation" shall mean Pallet Logistics, Inc., a Delaware corporation.

        (i) "Director" shall mean any member of the Board.

        (j) "Employee" shall mean any full-time employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Corporation or its Subsidiaries).

        (k) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

        (l) "Fair Market Value" of the Stock on a given date shall be based upon: (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) securities exchange or quoted in an interdealer quotation system, as determined by the Board in good faith in its sole discretion; provided, however, that the "fair market value" of the Stock on the date on which shares of Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the "Registration Statement") shall be the Initial Public Offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering.

        (m) "Grantee" shall mean a person granted an Option under the Plan.

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        (n) "Initial Public Offering" shall mean the initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the 1933 Act.

        (o) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an inventive stock option under Section 422 of the Code, as now or hereafter constituted.

        (p) "1933 Act" shall mean the Securities Act of 1933, as amended.

        (q) A "Non-Employee Director" shall mean a director who:

               (i) Is not currently an officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Corporation or a Subsidiary, or otherwise currently employed by the Corporation or Subsidiary;

               (ii) Does not receive compensation, either directly or indirectly, from the Corporation or Subsidiary, for services rendered as a consultant or in any capacity other than as director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K.

               (iii) Does not possess an interest in any other transaction for which disclosure by the Corporation would be required pursuant to
               Item 404(a) of SEC Regulation S-K; and

               (iv) Is not engaged in a business relationship for which disclosure by the Corporation would be required pursuant to Item 404(b) of SEC Regulation S-K.

        (r) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of that Stock is not an ISO.

        (s) "Option" or "Options" shall refer to one or more NQSOs and ISOs issued under and subject to the Plan.

        (t) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

        (u) "SEC" means the United States Securities and Exchange Commission.

        (v) "Plan" shall mean this 1996 Stock Option Plan as set forth herein and as amended from time to time.

        (w) "Stock" shall mean shares of the Common Stock of the Corporation.

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        (x) "Subsidiary" shall mean any corporation with respect to which the
        Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation.

Section 3.     SHARES OF STOCK SUBJECT TO THE PLAN

        Subject to the provisions of Section 10, the total amount of Stock with respect to which Options may be granted under the plan shall not exceed the greater of (i) 1,470 (subject to adjustment pursuant to Section 10 to reflect Stock splits) and (ii) Fifteen percent (15%) of the total numbers of shares of stock outstanding from time to time. Stock issuable under the Plan may be authorized but unissued shares or reacquired shares of Stock. If, prior to exercise, any Options are forfeited, lapse or terminate for any reason, the Stock covered thereby may again be available for Option grants under the Plan.

Section 4.     ADMINISTRATION OF THE PLAN.

        The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock option agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, determinations concerning Options granted to any person who is a Director or officer shall be made by the Committee.

Section 5.     TYPES OF OPTIONS

        Options granted under the Plan may be of two types: ISOs or NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant. Grantees who are not Employees of the Corporation or a Subsidiary on the date an Option is granted shall only receive NQSOs.

Section 6.     GRANT OF OPTIONS TO EMPLOYEES AND CONSULTANTS

        (a) Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

        (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee, provided, however, that the exercise price of each share subject to an Option shall be not less than 100% of the Fair Market

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        Value of a share of the Stock on the date such Option is granted, or, in the case of an ISO granted to a Control Person, not less than 110% of such Fair Market Value.

        (c) The term of each Option granted to an Employee or Consultant shall be determined by the Committee, provided further than no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

        (d) The Committee shall determine and designate from time to time Employees or Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each Option, provided, however, that in any calendar year, no Employee or Consultant may be granted an Option to purchase more than 50 shares of Stock (determined without regard to when such Option is exercisable), subject to adjustment pursuant to Section 10.

        (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess shall be treated as NQSOs.

        (f) The Committee, in its sole discretion, shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates. The Committee may also make such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of
        Section 422 of the Code. Notwithstanding any determination by the Committee regarding the exercise period of any Option granted to an Employer or Consultant, all such Options shall immediately become exercisable upon (i) the death of an Employee or Consultant while in the employ of the Corporation or any Subsidiary or, (ii) a Change in Control.

        (g) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 5(b) hereof, without regard to such previously granted Options or other options.

Section 7.     GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

        (a) Non-Employee Directors of the Corporation shall be eligible to receive Options under the Plan only pursuant to the provisions of this
        Section 7. Each individual who agrees to become a Non-Employee Director prior to the filing of the Registration Statement

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        covering the Initial Public Offering shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 20,000 shares of stock. Each individual who agrees to become a Non-Employee Director between the filing and effective date of the Registration Statemernt covering the Initial Public Offering shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to purchase of 20,000 shares of stock at an exercise price equal to the Initial Public Offering price per share. Thereafter, each individual who agrees to become a Non-Employee Director within six months following (i) the effective date of the Registration Statement covering the Initial Public Offering or (ii) an annual meeting of the Corporation's stockholders shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 20,000 shares of Stock. In addition, on the day after the first annual meeting of stockholders next following the date of the Initial Public Offering, and the date after each subsequent annual meeting, each person who is a continuing Non-Employee Director on any such date shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 5,000 shares of Stock, and each person who is a new, first-time Non-Employee Director on any such date and who became a Non-Employee Director more than six months following (i) the effective date of the Registration Statement covering the Initial Public Offering or (ii) the immediately preceding annual meeting of the Corporation's stockholders, shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 20,000 shares of stock. In the event that there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an NQSO for the number of shares provided herein, each Non-Employee Director shall receive an NQSO for his pro rata share of the total number of shares of Stock available under the Plan.

        (b) The exercise price of each share of Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Stock on the date such Option is granted. Payment of the exercise price for the shares being purchased shall be made in cash.

        (c) Each Option granted to a Non-Employee Director shall become exercisable six months from, and shall have a term of ten (10) years from, the date of Option grant, or, if later, the date the Grantee becomes a Non-Employee Director. Notwithstanding the exercise period of any Option granted to a Non-Employee Director, all such Options shall immediately become exercisable upon (i) the death of a Non-Employee Director while serving as such or, (ii) a Change in Control.

Section 8.     EXERCISE OF OPTIONS

        (a) A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft of postal of express money order payable to the order of the Corporation for an amount equal to the Option price of such shares and any

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        income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price by a simultaneous sale of the shares of stock to be listed pursuant to such exercise pursuant to a brokerage or similar arrangement.

        (b) Except as provided pursuant to Section 9(a), no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant of the Corporation or a Subsidiary.

        (c) Except as provided in Section 9(a), no Option granted to a Non-Employee Director shall be exercised unless at the time of such exercise the Grantee is then a Non-Employee Director.

        (d) Before the Corporation issues Stock to a Grantee pursuant to the exercise of an NQSO, the Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation under applicable income tax laws, to withhold for income or other taxes due upon or incident to such exercise.

Section 9.     EXERCISE OF OPTIONS UPON TERMINATION

        (a) Subject to Section 9 (c) hereof, upon the termination of a Grantee's relationship with the Corporation and its Subsidiaries, the period during which such Grantee may exercise any outstanding and then exercisable installments of his Options shall not exceed: (i) if such termination is due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), one year from the date of such termination, and (ii) in all other cases, three months (six months for Outside Directors) from the date of such termination, provided however, that in no event shall the period extend beyond the expiration of the Option term. Notwithstanding the foregoing, all Options shall immediately terminate upon a termination of a Grantee's Employment if the Committee determines, in its sole discretion, that such termination is for Cause.

        (b) In no event shall any Option be exercisable for more than the maximum number of share that the Grantee was entitled to purchase at the date of termination of the relationship with the Corporation and its Subsidiaries; provided, however, that in the case of Options granted prior to the Initial Public offering to a Grantee who at no time prior to the date of termination of his relationship with the Corporation and its Subsidiaries was subject to the provisions of Section 16(b) of the Exchange Act, any member of the Board who had been the Grantee's immediate or ultimate supervisor prior to the Initial Public Offering may, in the sole discretion of such Board member, accelerate the exercisability of all or a portion of such Option which is not then otherwise exercisable if (i) such Grantee is terminated by the Company or a Subsidiary without Cause or (ii) the Subsidiary employing such Grantee is sold.

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        (c) The Committee may, in its discretion, extend the period of exercisability set forth in clause (i) and (ii) in paragraph (a) above, provided, however, that such period may not be extended for Options granted to Outside Directors.

        (d) Subject to Section 9(b) hereof, the sale of any Subsidiary shall be treated as a termination of employment with respect to any Grantee employed by such Subsidiary.

        (e) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 10.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

        If the Corporation shall effect a subdivision or consolidation of shares or other increase or reduction of shares of Stock outstanding without receiving compensation therefor in money, services or property, or any other change in corporate capital structure shall occur, then (a) the number of shares subject to outstanding Options shall be proportionately adjusted (without a change in the total price applicable to any such Option, but with a corresponding adjustment in the price per share), and (b) the number of shares available for issuance under Sections 3, 6(d) and 7(a) shall be proportionately adjusted.

Section 11.    RESTRICTIONS ON ISSUING SHARES

        No shares shall be issued or transferred under the Plan unless and until all applicable legal requirements have been compiled with to the satisfaction of the Committee. The Committee shall have the right to condition any Option on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement, and certificates representing such shares may be legended to reflect any such restrictions.

Section 12     EXERCISE OF OPTIONS UPON TERMINATION

        (a) Each Option shall be evidenced by a written agreement containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve. The terms and provisions of such agreements may vary among Grantees and among different Options granted to the same Grantee.

        (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such Option is exercised and share certificates are issued, any rights as a Stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

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        (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

        (d) No Option shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.

        (e) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

Section 13.    AMENDMENT OR TERMINATION

        The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein. In addition, no plan provision, within the meaning of Rule 16b-3(c)(2)(i)(D), shall be amended more than once every six months, other than to comport with changes in the Code or rules thereunder.

Section 14.    EFFECTIVE DATE OF PLAN

        This Plan is effective upon its adoption by the Board and the Stockholders. No ISO may be granted more than ten years after such date.

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                          AMENDMENT OF THE PALEX, INC.
                             1996 STOCK OPTION PLAN

        On September 3, 1997, the Board of Directors of PalEx, Inc. (the "COMPANY") amended the Company's 1996 Stock Option Plan (the "PLAN"), effective as of the adoption of the Plan, so that Section 6(d) of the Plan reads in its entirety as follows:

                      "(d) The Committee shall determine and designate from time to time Employees or Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each such Option, provided, however, that in any calendar year, no Consultant may be granted an Option to purchase more than 51,000 shares of Stock (determined without regard to when such Option is exercisable, but after adjustment for the 1,021-for-1 stock split of the Common Stock effected in December
               1996), subject to adjustment pursuant to Section 10."